Exhibit 10.1

CV THERAPEUTICS, INC.

(a Delaware corporation)

$125,000,000

2¾% Senior Subordinated Convertible Notes due 2012

PURCHASE AGREEMENT

Dated: May 12, 2004

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TABLE OF CONTENTS

(Continued)

		Page

SECTION 10.	Termination of Agreement	21
(a)	Termination; General	21
(b)	Liabilities	21

SECTION 11.	Default by One or More of the Initial Purchasers	21

SECTION 12.	Notices	22

SECTION 13.	Parties	22

SECTION 14.	GOVERNING LAW	22

SECTION 15.	TIME	22

SECTION 16.	Counterparts	22

SECTION 17.	Effect of Headings	22

SCHEDULES
Schedule A — Initial Purchasers	Sch A-1
Schedule B — Pricing Information	Sch B-1

EXHIBITS
Exhibit A — Form of Registration Rights Agreement	A-1
Exhibit B — Form of Opinion of Company’s Counsel	B-1
Exhibit C-1 — Form of Opinion of Company’s General Counsel	C-1-1
Exhibit C-2 — Form of Opinion of Company’s General Counsel	C-2-1
Exhibit D — Form of Lock-Up Agreement	D-1

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CV THERAPEUTICS, INC.

(a Delaware corporation)

$125,000,000

2¾% Senior Subordinated Convertible Notes due 2012

PURCHASE AGREEMENT

May 12, 2004

MERRILL LYNCH & CO.

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

First Albany Capital Inc.

J.P. Morgan Securities Inc.

Needham & Company, Inc.

Piper Jaffray & Co.

SG Cowen & Co., LLC

c/o Merrill Lynch & Co.

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

4 World Financial Center

New York, New York 10080

Ladies and Gentlemen:

CV Therapeutics, Inc., a Delaware corporation (the “Company”), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and each of the other Initial Purchasers named in Schedule A hereto (collectively, the “Initial Purchasers”, which term shall also include any initial purchaser substituted as hereinafter provided in Section 11 hereof) with respect to the issue and sale by the Company and the purchase by the Initial Purchasers, acting severally and not jointly, of the respective principal amounts set forth in said Schedule A, of $125,000,000 aggregate principal amount of the Company’s 2¾% Senior Subordinated Convertible Notes due 2012 (the “Notes”), and with respect to the grant by the Company to the Initial Purchasers, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of an additional $25,000,000 aggregate principal amount of Notes. The aforesaid $125,000,000 principal amount of Notes (the “Initial Securities”) to be purchased by the Initial Purchasers and all or any part of the $25,000,000 principal amount of Notes subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.” The Securities are to be issued pursuant to an indenture (the “Indenture”), to be dated as of the Closing Time (as defined below) between the Company and Wells Fargo Bank, N.A., as trustee (the “Trustee”). Securities issued in book-entry form will be issued to Cede & Co. as nominee of The Depository Trust Company (“DTC”) pursuant to a letter agreement, to be dated as of the Closing Time (as defined in Section 2(c)) (the “DTC Agreement”), among the Company, the Trustee and DTC.

The Securities are convertible into shares (the “Shares”) of common stock of the Company (the “Common Stock”) in accordance with the terms of the Securities and the Indenture, at the initial conversion price specified in Schedule B hereto.

The holders of Securities will be entitled to the benefits of a Registration Rights Agreement, substantially in the form attached hereto as Exhibit A with such changes as shall be agreed to by the parties hereto (the “Registration Rights Agreement”), pursuant to which the Company will file and use its reasonable efforts to have declared effective a registration statement with the Securities and Exchange Commission (the “Commission”) registering resales of the Securities and the shares of Common Stock issuable upon conversion thereof under the Securities Act of 1933, as amended (the “1933 Act”).

The Company understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (“Subsequent Purchasers”) in accordance with the provisions of this Agreement. The Securities are to be offered and sold through the Initial Purchasers without being registered under the 1933 Act, in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, investors that acquire Securities may only resell or otherwise transfer such Securities if such Securities are hereafter registered under the 1933 Act or if an exemption from the registration requirements of the 1933 Act is available (including the exemption afforded by Rule 144A (“Rule 144A”) of the rules and regulations promulgated under the 1933 Act by the Commission).

The Company has prepared and delivered to each Initial Purchaser an electronic copy of a preliminary offering memorandum dated May 11, 2004 (the “Preliminary Offering Memorandum”) and has prepared and will deliver to each Initial Purchaser, no later than the second day after the date hereof, copies of a final offering memorandum dated May 12, 2004 (the “Final Offering Memorandum”), each for use by such Initial Purchaser in connection with its solicitation of purchases of, or offering of, the Securities. “Offering Memorandum” means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (whether the Preliminary Offering Memorandum or the Final Offering Memorandum, or any amendment or supplement to either such document), and references to Preliminary Offering Memorandum, Final Offering Memorandum and Offering Memorandum shall be deemed to include all exhibits thereto and any documents incorporated therein by reference, which have been prepared and delivered by the Company to the Initial Purchasers in connection with their solicitation of purchases of, or offering of, the Securities.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Offering Memorandum (or other references of like import) shall be deemed to include all such financial statements and schedules and other information which are incorporated by reference in the Offering Memorandum; and all references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”) which is incorporated by reference in the Offering Memorandum.

SECTION 1. Representations and Warranties by the Company.

(a) Representations and Warranties. The Company represents and warrants to each Initial Purchaser and agrees with each Initial Purchaser, as follows:

(i) The Preliminary Offering Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the date and time of the execution of this Agreement (the “Execution Time”), on the Closing Time and on any Date of Delivery (as defined in Section 2(b)), the Final Offering Memorandum did not, and will not (and any amendment or supplement thereto, at the date thereof, at the Closing Time and on any Date of Delivery, will not), contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in or omitted from the Preliminary Offering Memorandum or the Final Offering Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers through Merrill Lynch specifically for inclusion therein.

(ii) The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed with the Commission complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder, and, when read together with the other information in the Offering Memorandum, at the date of the Offering Memorandum and at the Closing Time, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iii) Neither the Company, nor any of its Affiliates (as defined below), nor any person acting on its or their behalf (other than the Initial Purchasers, as to which the Company makes no representation) has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Securities under the Act. The term “Affiliates” as used in this Purchase Agreement shall have the meaning specified in Rule 501(b) of Regulation D.

(iv) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers, as to which the Company makes no representation) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

(v) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.

(vi) Subject to compliance by the Initial Purchasers with the representations and warranties and the procedures set forth in Section 6 hereof, it is not necessary in connection with the offer, sale and delivery of the offered Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the 1933 Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the “1939 Act”).

(vii) The Company expects that the Securities will be designated PORTAL-eligible securities by the NASD’s PORTAL MARKET prior to the Closing Time in accordance with the rules and regulations of the NASD.

(viii) The Company is subject to and in full compliance with the reporting requirements of Section 13 or Section 15(d) of the 1934 Act.

(ix) The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any Securities (except as contemplated by this Agreement).

(x) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, except where the failure to so qualify or have such power or authority would not have, singularly or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Company (a “Material Adverse Effect”). Except for CV Therapeutics Europe Limited, the Company’s wholly-owned subsidiary, the Company does not own or control, directly or indirectly, any corporations, associations or other entities. The Company does not have any “significant subsidiaries” (as that term is defined in Rule 1-02 of Regulation S-X promulgated under the 1933 Act).

(xi) The Company’s authorized equity capitalization is as set forth in the Final Offering Memorandum and the Common Stock conforms in all material respects to the description thereof contained in the Final Offering Memorandum; all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable and conform to the description thereof contained in the Final Offering Memorandum; the Shares initially issuable upon conversion of the Securities have been duly and validly authorized and, when issued upon conversion in accordance with the terms of the Securities and the Indenture, will be validly issued, fully paid and nonassessable; the Board of Directors of the Company or a duly constituted committee thereof has duly and validly adopted resolutions reserving such Shares for issuance upon conversion; and, except as set forth in the Final Offering Memorandum, no options, warrants, or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for shares of capital stock or ownership interest in the Company are outstanding.

(xii) This Agreement has been duly authorized, executed and delivered by the Company; the Indenture has been duly authorized and, assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered by the Company, will constitute a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity); the Securities have been duly authorized, and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers, will have been duly executed and delivered by the Company and will constitute legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms (subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity); the Registration Rights Agreement has been duly authorized and, when executed and delivered by the Company, will constitute a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity); and the Escrow Agreement has been duly authorized and, when executed and delivered by the Company, will constitute a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity).

(xiii) The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum and will be in substantially the respective forms last delivered to the Initial Purchasers prior to the date of this Agreement.

(xiv) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets.

(xv) Ernst & Young LLP, who have expressed their opinions on the audited financial statements and related schedules incorporated by reference in the Final Offering Memorandum, are independent public accountants as required by the 1933 Act.

(xvi) The financial statements, together with the related notes and schedules incorporated by reference in the Final Offering Memorandum, fairly present the financial position and the results of operations and changes in financial position of the Company at the respective dates or for the respective periods therein specified. Such statements and related notes and schedules have been prepared in accordance with generally accepted accounting principles applied on a consistent basis except as may be set forth in the Final Offering Memorandum.

(xvii) The Company has not sustained, since the date of the latest audited financial statements included or incorporated by reference in the Final Offering Memorandum, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Final Offering Memorandum; and, since such date, there has not been any material change in the capital stock or long-term debt of the Company or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, general affairs, management, financial position, stockholders’ equity or results of operations of the Company (a “Material Adverse Change”), otherwise than as set forth or contemplated in the Final Offering Memorandum.

(xviii) Except as set forth in the Final Offering Memorandum, there is no legal or governmental proceeding pending to which the Company is a party or of which any property or assets of the Company is the subject which, singularly or in the aggregate, if determined adversely to the Company, might have a Material Adverse Effect or would prevent or adversely affect the ability of the Company to perform its obligations under this Agreement; and to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(xix) The Company (i) is not in violation of its charter or by-laws, (ii) is not in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject and (iii) is not in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject except, with respect to clauses (ii) and (iii), any violations or defaults which, singularly or in the aggregate, would not have a Material Adverse Effect.

(xx) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or for the due execution, delivery or performance of the Indenture by the Company, except as may be required under the state securities or blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities and any such other approvals as have been already obtained.

(xxi) The Company possesses such permits, licenses, approvals, consents and other authorizations (including licenses, pharmacy licenses, accreditation and other similar documentation or approvals of any local health departments) (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies, including, without limitation, the United States Food and Drug Administration (“FDA”), necessary to conduct the business now operated by it; the Company is in compliance with the terms and conditions of all such Governmental Licenses and all applicable FDA rules and regulations, guidelines and policies, except where the failure so to comply could not reasonably be expected to, singularly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect could not reasonably be expected to result in a Material Adverse Effect; and the Company has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singularly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in a Material Adverse Effect.

(xxii) The Company owns or possesses adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property, including, without limitation, all of the intellectual property described in the Final Offering Memorandum as being owned or licensed by the Company (collectively, “Intellectual Property”), necessary to carry on the business now operated by it. Except as set forth in the Final Offering Memorandum (exclusive of any amendments thereto after the date hereof), no valid U.S. patent is, or to the knowledge of the Company would be, infringed by the activities of the Company in the manufacture, use, offer for sale or sale of any product or component thereof as described in the Final Offering Memorandum. The patent applications (the “Patent Applications”) filed by or on behalf of the Company described in the Final Offering Memorandum have been properly prepared and filed on behalf of the Company; except as set forth in the Final Offering Memorandum (exclusive of any amendments thereto after the date hereof) each of the Patent Applications and patents (the “Patents”) described in the Final Offering Memorandum is assigned or licensed to the Company, and, except as set forth in the Final Offering Memorandum (exclusive of any amendments thereto after the date hereof), to the knowledge of the Company, no other entity or individual has any right or claim in any Patent, Patent Application or any patent to be issued therefrom and each of the Patent Applications discloses potentially patentable subject matter. There are no actions, suits or judicial proceedings pending relating to patents or proprietary information to which the Company is a party or of which any property of the Company is subject and the Company has not received any notice and is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which could render any Intellectual Property invalid or inadequate to protect the interest of the Company therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

(xxiii) The human clinical trials conducted by the Company or in which the Company has participated relating to ranolazine, regadenoson and tecadenoson and that are described in the Final Offering Memorandum, or the results of which are referred to in the Final Offering Memorandum, if any, are the only human clinical trials currently being conducted by or on behalf of the Company, and, to the best of the Company’s knowledge, such studies and tests were and, if still pending, are being, conducted in accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards; the descriptions of the results of such studies, tests and trials contained in the Final Offering Memorandum, if any, are accurate and complete in all material respects. The Company has no knowledge of any other studies or tests, the results of which call into question the results of the clinical trials described in the Final Offering Memorandum. The Company has not received any notices or correspondence from the FDA or any other governmental agency requiring the termination, suspension or modification of any clinical trials conducted by, or on behalf of, the Company or in which the Company has participated that are described in the Final Offering Memorandum, if any, or the results of which are referred to in the Final Offering Memorandum. All human clinical trials previously conducted by or on behalf of the Company while conducted by or on behalf of the Company, were conducted in accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards; the descriptions of the results of such studies, tests and trials contained in the Final Offering Memorandum, if any, are accurate and complete in all material respects.

(xxiv) The Company is not and, after giving effect to the offering of the Securities and the application of the proceeds thereof as described in the Final Offering Memorandum, will not become an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”) and the rules and regulations of the Commission thereunder.

(xxv) Neither the Company nor any of its officers, directors or Affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

(xxvi) The Company has good and marketable title in fee simple to, or has valid rights to lease or otherwise use, all items of real or personal property which are material to the business of the Company, in each case free and clear of all liens, encumbrances, claims and defects that may result in a Material Adverse Effect.

(xxvii) No labor disturbance by the employees of the Company exists or, to the best of the Company’s knowledge, is imminent which might be expected to have a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company plans to terminate employment with the Company.

(xxviii) No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan which could have a Material Adverse Effect; each employee benefit plan is in compliance in all material respects with applicable law, including ERISA and the Code; the Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any “pension plan”; and each “pension plan” (as defined in ERISA) for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualifications.

(xxix) There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company (or, to the best of the Company’s knowledge, any other entity for whose acts or omissions the Company is or may be liable) upon any of the property now or previously owned or leased by the Company, or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit or which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability which would not have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Effect; there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company has knowledge, except for any such disposal, discharge, emission, or other release of any kind which would not have, singularly or in the aggregate with all such discharges and other releases, a Material Adverse Effect.

(xxx) The Company (i) has filed all necessary federal, state and foreign income and franchise tax returns or has duly requested extensions thereof, (ii) has paid all federal, state, local and foreign taxes due and payable for which it is liable, except to the extent that any such taxes are being contested in good faith and by appropriate proceedings, and (iii) does not have any tax deficiency or claims outstanding or assessed or, to the best of the Company’s knowledge, proposed against it which, in each of the cases described in clauses (i), (ii) and (iii), could reasonably be expected to have a Material Adverse Effect.

(xxxi) The Common Stock is registered pursuant to Section 12(g) of the 1934 Act and is listed on the Nasdaq National Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act or delisting the Common Stock from the Nasdaq National Market, nor has the Company received any notification that the Commission or the NASD is contemplating terminating such registration or listing.

(xxxii) The Company carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its businesses and the value of its properties and as is customary for companies engaged in similar businesses in similar industries.

(xxxiii) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxxiv) The minute books of the Company have been made available to the Initial Purchasers and counsel for the Initial Purchasers, and such books (i) contain a complete summary of all meetings and actions of the directors and stockholders of the Company since the time of its respective incorporation through the date of the latest meeting and action, and (ii) accurately in all material respects reflect all transactions referred to in such minutes.

(xxxv) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required to be described in the Final Offering Memorandum and which is not so described.

(xxxvi) No person or entity has the right to require registration of shares of Common Stock or other securities of the Company (other than the Securities) as a result of or in connection with the transactions contemplated by this Agreement or the Registration Rights Agreement, except for persons and entities who have expressly waived such right or who have been given proper notice and have failed to exercise such right within the time or times required under the terms and conditions of such right.

(xxxvii) The Company does not own any “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of the sale of the Securities will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Securities to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

(xxxviii) The Company is not a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Initial Purchasers for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(xxxix) No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act) contained or incorporated by reference in the Final Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xl) The Company has not distributed and, prior to the later of (i) the Closing Time and (ii) the completion of the distribution of the Securities, will not distribute any written offering material in connection with the offering and sale of the Securities other than the Preliminary Offering Memorandum and the Final Offering Memorandum or any amendment thereto.

(b) Officer’s Certificates. Any certificate signed by any officer of the Company delivered to the Initial Purchasers or to counsel for the Initial Purchasers pursuant to Section 5(d), Section 5(j)(i) or

Section 5(k) hereof shall be deemed a representation and warranty by the Company to each Initial Purchaser as to the matters covered thereby.

SECTION 2. Sale and Delivery to Initial Purchaser; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Initial Purchaser, severally and not jointly, and each Initial Purchaser, severally and not jointly, agrees to purchase from the Company, at the Closing Time and at the price set forth in Schedule B, the aggregate principal amount of Initial Securities set forth in Schedule A opposite the name of the Initial Purchaser, plus any additional principal amount of Initial Securities which such Initial Purchaser may become obligated to purchase pursuant to the provisions of Section 11 hereof.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Initial Purchasers, severally and not jointly, to purchase up to an additional $25,000,000 aggregate principal amount of Option Securities at the same price per Security set forth in Schedule B for the Initial Securities, plus accrued interest, if any, from the Closing Time to the Date of Delivery (as defined below). The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part at any time (but not more than twice) upon written notice by Merrill Lynch to the Company setting forth the number of Option Securities as to which the Initial Purchasers are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by Merrill Lynch, but shall not be earlier than the second business day after the date of such notice, unless agreed to by the Company in writing, nor later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Initial Purchasers, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased that the number of Initial Securities set forth in Schedule A opposite the name of such Initial Purchaser bears to the total number of Initial Securities.

(c) Delivery and Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the office of Latham & Watkins LLP, 135 Commonwealth Drive, Menlo Park, California 94025, or at such other place as shall be agreed upon by the Initial Purchasers and the Company, at 7:00 A.M. (California time) on the third (or fourth, if the pricing occurs after 4:30 P.M. (Eastern time)) business day after the date hereof (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten business days after such date as shall be agreed upon by the Initial Purchasers and the Company in writing (such time and date of payment and delivery being herein called the “Closing Time”).

In addition, in the event that all or any portion of the Option Securities are purchased by the Initial Purchasers, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon in writing by the Initial Purchasers and the Company, on the Date of Delivery as specified in the notice from Merrill Lynch to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Initial Purchasers for the respective accounts of the Initial Purchasers of certificates for the Securities to be purchased by them. It is understood that each Initial Purchaser has authorized Merrill Lynch, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Initial Purchasers, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Initial Purchaser whose funds have not been received by the Closing Time, but such payment shall not relieve such Initial Purchaser from its obligations hereunder.

Delivery of the Securities shall be made through the facilities of the Depository Trust Company unless the Initial Purchasers shall otherwise instruct in writing.

(d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations ($1,000 or integral multiples thereof) and registered in such names as the Initial Purchasers) may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates, which may be in temporary form, for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Initial Purchasers in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

SECTION 3. Covenants of the Company. The Company covenants with each Initial Purchaser as follows:

(a) The Company will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, during the period referred to in paragraph (c) below, as many copies of the Final Offering Memorandum and any amendments and supplements thereto as they may reasonably request.

(b) The Company will not amend or supplement the Final Offering Memorandum without the prior written consent of Merrill Lynch, which consent shall not be unreasonably withheld; provided, however, that prior to the Closing Time, the Company will not amend the Final Offering Memorandum to incorporate by reference any document under the 1934 Act unless, prior to such proposed filing, the Company has furnished Merrill Lynch with a copy of such document for its review and Merrill Lynch has not reasonably objected to the filing of such document. Prior to the Closing Time, the Company will promptly advise Merrill Lynch when any document filed under the 1934 Act that is incorporated by reference in the Final Offering Memorandum shall have been filed with the Commission.

(c) If at any time prior to the notification by the Initial Purchasers to the Company of the completion of the sale of the Securities by the Initial Purchasers, any event occurs as a result of which the Final Offering Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Final Offering Memorandum to comply with applicable law, the Company promptly (i) will notify Merrill Lynch of any such event; (ii) subject to the requirements of paragraph (b) of this Section 3, will prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) will supply any supplemented or amended Final Offering Memorandum to the several Initial Purchasers and counsel for the Initial Purchasers without charge in such quantities as they may reasonably request.

(d) The Company will arrange, if necessary, for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions as the Initial Purchasers may designate and will maintain such qualifications in effect so long as required for the sale of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits generally, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject. The Company will promptly advise Merrill Lynch of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(e) Other than pursuant to the Registration Rights Agreement, neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers, as to which the Company makes no covenant) will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under the Act.

(f) Other than pursuant to the Registration Rights Agreement, neither the Company nor any of its Affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers, as to which the Company makes no covenant) will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

(g) So long as any of the Securities are “restricted securities” within the meaning of Rule 144(a)(3) under the 1933 Act, the Company will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the 1934 Act or it is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the 1934 Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the written request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

(h) The Company will cooperate with Merrill Lynch and use its reasonable best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

(i) For a period of 90 days from the date of the Final Offering Memorandum, the Company will not, directly or indirectly, (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap, option, future, forward or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise without the prior written consent of Merrill Lynch, which shall not be unreasonably withheld, other than (i) any shares of Common Stock issued upon the conversion of any convertible notes or debentures (including, without limitation, the Securities) or convertible preferred stock or the exercise of options, warrants and rights outstanding on the date of the Final Offering Memorandum, (ii) options or rights granted or exercised or stock issued and sold under existing employee stock purchase or option plans or the Company’s stockholder rights plan or the issuance of any rights thereunder by the Company or (iii) the issuance of shares of Common Stock issued and sold pursuant to and in accordance with the Company’s existing common stock purchase agreement with Acqua Wellington North American Equities Fund, Ltd.

(j) The Company will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in, under the 1934 Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(k) The Company shall not, and shall cause its Affiliates not to, seek the release of the funds held in the Escrow Account (as defined in the Escrow Agreement) unless such release is in compliance with the terms of the Indenture and the Escrow Agreement.

(l) The Company shall apply the net proceeds of the offering of the Securities as described in the “Use of Proceeds” section of the Final Offering Memorandum

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing, delivery to the Initial Purchasers and any filing of the Offering Memorandum (including financial statements and any schedules or exhibits and any document incorporated therein by reference) and of each amendment or supplement thereto, (ii) the preparation, printing and delivery to the Initial Purchasers of this Agreement, the Registration Rights Agreement, any agreement among Initial Purchasers, the Indenture, the Pledge and Escrow Agreement, to be dated as of the Closing Time, by and among the Company, the Trustee and Wells Fargo Bank, National Association, as escrow agent (the “Escrow Agreement”) and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Initial Purchasers, including any transfer taxes, any stamp or other duties payable upon the sale, issuance and delivery of the Securities to the Initial Purchasers and any charges of DTC in connection therewith, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection therewith and in connection with the preparation of any Blue Sky Survey and any supplement thereto, (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture, the Escrow Agreement and the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, and (viii) any fees and expenses payable in connection with the initial and continued designation of the Securities as PORTAL securities under the PORTAL Market Rules pursuant to NASD Rule 5322. It is expressly understood that except as provided in this Agreement, the Initial Purchasers will pay for their own expenses, including the fees of their counsel and any transfer taxes in connection with the resale of the Securities by them.

(b) Termination of Agreement. If this Agreement is terminated by the Initial Purchasers in accordance with the provisions of Section 5 or Section 10(a)(i) hereof, the Company shall reimburse the Initial Purchasers for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Initial Purchasers.

SECTION 5. Conditions of Initial Purchasers’ Obligations. The obligations of the several Initial Purchasers hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company delivered pursuant to the Section 5(d), Section 5(j)(i) or Section 5(k) hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Opinion of Counsel for Company. At the Closing Time, the Initial Purchasers shall have received the favorable opinion, dated as of the Closing Time, of Latham & Watkins, special counsel for the Company, subject to customary and reasonable qualifications and limitations, to the effect set forth in Exhibit B hereto.

(b) Opinions of General Counsel for Company. At the Closing Time, the Initial Purchasers shall have received the favorable opinion, dated as of the Closing Time, of Tricia Borga Suvari, General Counsel for the Company, subject to customary and reasonable qualifications and limitations, to the effect set forth in Exhibit C-1 hereto. Additionally, at the Closing Time, the Initial Purchasers shall have received the favorable opinion, dated as of the Closing Time, of Tricia Borga Suvari, General Counsel for the Company, subject to customary and reasonable qualifications and limitations, to the effect set forth in Exhibit C-2 hereto.

(c) Opinion of Counsel for Initial Purchasers. At the Closing Time, the Initial Purchasers shall have received the favorable opinion, dated as of Closing Time, of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Initial Purchasers, with respect to such matters as the Initial Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(d) Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Final Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Initial Purchasers shall have received a certificate of the Chief Executive Officer of the Company and of the Chief Financial Officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct in all material respects, unless qualified by materiality, in which case in all respects, with the same force and effect as though expressly made at and as of Closing Time, and (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time.

(e) Accountant’s Comfort Letter. At the Execution Time, the Initial Purchasers shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Initial Purchasers containing statements and information of the type ordinarily included in accountants’ “comfort letters” to Initial Purchasers with respect to the financial statements and certain financial information contained in the Offering Memorandum.

(f) Bring-down Comfort Letter. At the Closing Time, the Initial Purchasers shall have received from Ernst & Young LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(g) PORTAL. At the Closing Time, the Securities shall have been designated for trading on PORTAL.

(h) Lock-Up Agreements. At the date of this Agreement, the Initial Purchasers shall have received an agreement substantially in the form of Exhibit D hereto signed by each of the directors and executive officers of the Company.

(i) Maintenance of Rating. Since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company’s other debt securities by any “nationally recognized statistical rating agency”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such securities rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Securities or any of the Company’s other debt securities.

(j) Conditions to Purchase of Option Securities. In the event that the Initial Purchasers exercises its option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company under Section 5(d), Section 5(j)(i) and Section 5(k) shall be true and correct in all material respects, unless qualified by materiality, in which case in all respects, as of the Date of Delivery and, at the Date of Delivery, the Initial Purchasers shall have received:

(i) Officers’ Certificate. A certificate, dated the Date of Delivery, of the Chief Executive Officer of the Company and of the Chief Financial Officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

(ii) Opinion of Counsel for Company. The favorable opinion of Latham & Watkins LLP, special counsel for the Company, relating to the Option Securities to be purchased on the Date of Delivery and otherwise to the same effect as the opinions required by Section 5(a) hereof.

(iii) Opinions of General Counsel for Company. The favorable opinions of Tricia Borga Suvari, General Counsel for the Company, relating to the Option Securities to be purchased on the Date of Delivery and otherwise to the same effect as the opinions required by Section 5(b) hereof.

(iv) Opinion of Counsel for the Initial Purchasers. The favorable opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Initial Purchasers, dated the Date of Delivery, relating to the Option Securities to be purchased on the Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(v) Bring-down Comfort Letter. A letter from Ernst & Young LLP, in form and substance satisfactory to the Initial Purchasers and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Initial Purchasers pursuant to Section 5(e) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to the Date of Delivery.

(vi) No Downgrading. Subsequent to the date of this Agreement, no downgrading shall have occurred in the rating accorded the Securities or of any of the Company’s other debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review its ratings of any of the Company’s debt securities.

(k) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Initial Purchasers shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Initial Purchasers and counsel for the Initial Purchasers.

(l) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the several Initial Purchasers to purchase the relevant Option Securities, may be terminated by the Initial

Purchasers by notice to the Company at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 7, 8 and 9 shall survive any such termination and remain in full force and effect.

SECTION 6. Subsequent Offers and Resales of the Securities.

(a) Offer and Sale Procedures. Each of the Initial Purchasers and the Company hereby establish and agree to observe the following procedures in connection with the offer and sale of the Securities:

(i) Offers and Sales. Offers and sales of the Securities shall be made to such persons and in such manner as is contemplated by the Offering Memorandum.

(ii) No General Solicitation. No general solicitation or general advertising (within the meaning of Rule 502(c) under the 1933 Act) will be used in the United States in connection with the offering or sale of the Securities.

(iii) Purchases by Non-Bank Fiduciaries. In the case of a non-bank Subsequent Purchaser of a Security acting as a fiduciary for one or more third parties, each third party shall, in the judgment of the applicable Initial Purchaser, be an Institutional Accredited Investor or a “qualified institutional buyer” within the meaning of Rule 144A under the 1933 Act (a “Qualified Institutional Buyer”).

(iv) Subsequent Purchaser Notification. Each Initial Purchaser will take reasonable steps to inform, and cause each of its Affiliates to take reasonable steps to inform, persons acquiring Securities from such Initial Purchaser or affiliate, as the case may be, in the United States that the Securities (A) have not been and will not be registered under the 1933 Act, (B) are being sold to them without registration under the 1933 Act in reliance on Rule 144A, and (C) may not be offered, sold or otherwise transferred except (1) to the Company, (2) outside the United States in accordance with Regulation S, or (3) inside the United States in accordance with (x) Rule 144A to a person whom the seller reasonably believes is a Qualified Institutional Buyer that is purchasing such Securities for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (y) pursuant to another available exemption from registration under the 1933 Act.

(v) Minimum Principal Amount. No sale of the Securities to any one Subsequent Purchaser will be for less than U.S. $1,000 principal amount and no Security will be issued in a smaller principal amount. If the Subsequent Purchaser is a non-bank fiduciary acting on behalf of others, each person for whom it is acting must purchase at least U.S. $1,000 principal amount of the Securities.

(vi) Restrictions on Transfer. The transfer restrictions and the other provisions set forth in the Indenture and the Offering Memorandum under the heading “Notice to Investors”, including the legend required thereby, shall apply to the Securities and the Common Stock issuable upon conversion of the Securities except as otherwise agreed by the Company and the Initial Purchasers. Following the sale of the Securities by the Initial Purchasers to each Subsequent Purchaser pursuant to the terms hereof, the Initial Purchasers shall not be liable or responsible to the Company for any losses, damages or liabilities suffered or incurred by the Company, including any losses, damages or liabilities under the 1933 Act, arising from or relating to any resale or transfer of any Security or the Common Stock issuable upon conversion of the Securities by any Subsequent Purchaser or transferee thereof.

(b) Covenants of the Company. The Company covenants with each Initial Purchaser as follows:

(i) Integration. The Company agrees that it will not and will cause its Affiliates not to, directly or indirectly, solicit any offer to buy, sell or make any offer or sale of, or otherwise negotiate in respect of, securities of the Company of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the 1933 Act, such offer or sale would render invalid (for the purpose of (i) the sale of the offered Securities by the Company to the Initial Purchasers, (ii) the resale of the offered Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the offered Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the 1933 Act provided by Section 4(2) thereof or by Rule 144A thereunder or otherwise.

(ii) Rule 144A Information. The Company agrees that, in order to render the offered Securities eligible for resale pursuant to Rule 144A under the 1933 Act, while any of the offered Securities remain outstanding, it will make available, upon request, to any holder of offered Securities or prospective purchasers of Securities the information specified in Rule 144A(d)(4), unless the Company furnishes information to the Commission pursuant to Section 13 or 15(d) of the 1934 Act.

(iii) Restriction on Repurchases. Until the expiration of two years after the original issuance of the offered Securities, the Company will not, and will cause its Affiliates not to, resell any offered Securities which are “restricted securities” (as such term is defined under Rule 144(a)(3) under the 1933 Act), whether as beneficial owner or otherwise (except as agent acting as a securities broker on behalf of and for the account of customers in the ordinary course of business in unsolicited broker’s transactions).

(c) Initial Purchase Representations and Warranties. Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Company as follows:

(i) It has not offered or sold, and will not offer or sell, any Securities except to those it reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the 1933 Act) and that, in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance on Rule 144A.

(ii) Neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States.

(iii) It is a “qualified institutional buyer” within the meaning of Rule 144A under the Act.

(iv) Such Initial Purchaser will take reasonable steps to inform, and cause each of its Affiliates to take reasonable steps to inform persons acquiring Securities from such Initial Purchaser or Affiliate, as the case may be, in the United States that (i) the offering and sale of the Securities have not been and will not be registered under the 1933 Act, (ii) the Securities are being sold to them without registration under the Act in reliance on Rule 144A and (iii) the Securities may not be offered, sold or otherwise transferred except (A) to the Company, (B) pursuant to a registration statement that has been declared effective under the 1933 Act, or (C) in accordance with (1) Rule 144A to a person whom the seller reasonably believes is a qualified institutional buyer that is purchasing such Securities for its own account or for the account of a qualified institutional buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (2) pursuant to another available exemption from registration under the 1933 Act.

(v) The transfer restrictions and the other provisions set forth in the Final Offering Memorandum under the heading “Notice to Investors,” including the legend required thereby, shall apply to the Securities except as otherwise agreed by the Company and the Initial Purchasers.

SECTION 7. Indemnification.

(a) Indemnification of Initial Purchasers. The Company agrees to indemnify and hold harmless each Initial Purchaser, its Affiliates, its selling agents and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser through Merrill Lynch expressly for use in the Offering Memorandum, provided, further, that this indemnity agreement with respect to any Preliminary Offering Memorandum shall not inure to the benefit of any Initial Purchaser from whom the person asserting any such loss, liability, claim, damage or expense purchased Securities, or any person controlling such Initial Purchaser, if a copy of the Final Offering Memorandum (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Initial Purchaser to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person, and if the Final Offering Memorandum (as so amended or supplemented) would have cured the defect giving rise to such loss, liability, claims, damage or expense unless such failure is the result of noncompliance by the Company with Section 3(a) hereof.

(b) Indemnification of Company. Each Initial Purchaser severally agrees to indemnify and hold harmless the Company, its Affiliates and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Offering Memorandum in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through Merrill Lynch expressly for use in the Offering Memorandum.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested in writing an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 8. Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand from the offering of the Securities pursuant to this Agreement or, (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Initial Purchasers, bear to the aggregate initial offering price of the Securities.

The relative fault of the Company on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased and sold by it hereunder exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 8, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Initial Purchaser’s Affiliates and selling agents shall have the same rights to contribution as such Initial Purchaser, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each of the Company’s Affiliates shall have the same rights to contribution as the Company. The Initial Purchasers’ respective obligations to contribute pursuant to this Section are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 9. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant to Section 5(d), Section 5(j)(i) and Section 5(k) hereto shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Initial Purchaser or its Affiliates or selling agents, any person controlling any Initial Purchaser, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities.

SECTION 10. Termination of Agreement.

(a) Termination; General. The Initial Purchasers may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Final Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of Merrill Lynch, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NASDAQ System, or if trading generally on the New York Stock Exchange or in the NASDAQ National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 7, 8 and 9 shall survive such termination and remain in full force and effect.

SECTION 11. Default by One or More of the Initial Purchasers. If one or more of the Initial Purchasers shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Initial Purchasers, or any other initial purchasers, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a) if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased hereunder, each of the non-defaulting Initial Purchasers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Initial Purchasers, or

(b) if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser.

No action taken pursuant to this Section shall relieve any defaulting Initial Purchaser from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Offering Memorandum or in any other documents or arrangements. As used herein, the term “Initial Purchaser” includes any person substituted for an Initial Purchaser under this Section.

SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be directed to c/o Merrill Lynch at 4 World Financial Center, New York, New York 10080 and 101 California Street, Suite 1420, San Francisco California 94111, attention of Investment Banking Counsel; notices to the Company shall be directed to it at 3172 Porter Drive, Palo Alto, California 94304, attention of General Counsel.

SECTION 13. Parties. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchasers and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

SECTION 14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS.

SECTION 15. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 17. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

[signature page immediately follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Initial Purchasers and the Company in accordance with its terms.

Very truly yours,

CV THERAPEUTICS, INC.

By:
Name:
Title:

CONFIRMED AND ACCEPTED, as of the date first above written:

MERRILL LYNCH & CO. MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

CITIGROUP GLOBAL MARKETS INC. DEUTSCHE BANK SECURITIES INC. FIRST ALBANY CAPITAL INC. J.P. MORGAN SECURITIES INC. NEEDHAM & COMPANY, INC. PIPER JAFFRAY & CO. SG COWEN & CO., LLC

By:	MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:
Authorized Signatory

For themselves and the Initial Purchasers named in Schedule A hereto.

SCHEDULE A

Name of Initial Purchaser	Principal Amount of Securities
Merrill Lynch Pierce, Fenner & Smith Incorporated	$81,250,000
Citigroup Global Markets Inc.	$6,250,000
Deutsche Bank Securities Inc.	$6,250,000
First Albany Capital Inc.	$6,250,000
J.P. Morgan Securities Inc.	$6,250,000
Needham & Company, Inc.	$6,250,000
Piper Jaffray & Co.	$6,250,000
SG Cowen & Co., LLC	$6,250,000

Total	$125,000,000

Sch C-1

SCHEDULE B

CV THERAPEUTICS, INC.

$125,000,000

2¾% Senior Subordinated Convertible Notes due 2012

1.	The initial offering price to the public of the Securities shall be 100% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

2.	The purchase price to be paid by the Initial Purchasers for the Securities shall be 97% of the principal amount thereof.

3.	The interest rate on the Securities shall be 2¾% per annum.

4.	The notes will mature on May 16, 2012.

5.	The Notes are convertible, at the option of the holder, at any time on or prior to maturity into shares of Common Stock at a conversion rate of 56.5475 shares per $1,000 principal amount of Securities (equivalent to a conversion price of approximately $17.68 per share) subject to adjustment.

Exhibit A

FORM OF REGISTRATION RIGHTS AGREEMENT

A-1

Exhibit B

FORM OF OPINION OF COMPANY’S COUNSEL

TO BE DELIVERED PURSUANT TO

SECTION 5(a)

1. The Company is a corporation under the DGCL, with corporate power and authority to own its properties and to conduct its business as described in the Final Offering Memorandum. Based on certificates from public officials, we confirm that the Company is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the State of California.

2. The Purchase Agreement has been duly authorized by all necessary corporate action on the part of the Company, and the Purchase Agreement has been duly executed and delivered by the Company.

3. The Indenture has been duly authorized by all necessary corporate action of the Company, and the Indenture has been duly executed and delivered by the Company and is the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

4. The Notes have been duly authorized by all necessary corporate action of the Company and, when executed, issued and authenticated in accordance with the terms of the Indenture and delivered to and paid for by you in accordance with the terms of the Purchase Agreement, will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5. The Shares have been duly authorized by all necessary corporate action of the Company and the Shares, if any, issued upon due conversion of the Notes in accordance with the terms of the Notes and the Indenture would, if issued today, be validly issued, fully paid and nonassessable and free of preemptive rights arising under the Company’s certificate of incorporation, bylaws or the DGCL.

6. The Registration Rights Agreement has been duly authorized by all necessary corporate action of the Company, and the Registration Rights Agreement has been duly executed and delivered by the Company and is the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

7. The Escrow Agreement has been duly authorized by all necessary corporate action of the Company, and the Escrow Agreement has been duly executed and delivered by the Company and is the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

8. The execution and delivery of the Purchase Agreement, the Indenture, the Registration Rights Agreement and the Escrow Agreement, and the issuance and sale of the Notes by the Company pursuant to the Purchase Agreement on the date hereof do not:

(i) violate the Company’s certificate of incorporation or bylaws;

(ii) violate the DGCL or any federal or California statute, rule or regulation applicable to the Company; or

(iii) require any consents, approvals or authorizations to be obtained by the Company, or any registrations, declarations or filings to be made by the Company, in each case, under the DGCL or any federal or California statute, rule or regulation applicable to the Company, except such as may be required

B-1

under state securities laws in connection with the purchase and distribution of the Notes by the Initial Purchasers.

9. Assuming that the representations, warranties and agreements of the Initial Purchasers contained in the Purchase Agreement are accurate and have been complied with, no registration of the Notes under the Securities Act of 1933, as amended (the “Securities Act”), and no qualification of the Indenture under the Trust Indenture Act of 1939, as amended, is required for the purchase of the Notes by you or the initial resale of the Notes by you to “qualified institutional buyers” (as such term is defined under Rule 144A under the Securities Act), in the manner contemplated by the Purchase Agreement and the Final Offering Memorandum. We express no opinion, however, as to when or under what circumstances any Notes initially sold by you may be reoffered or resold.

10. The statements in the Final Offering Memorandum under the captions “Description of Notes” and “Description of Capital Stock,” insofar as they purport to constitute a summary of the legal matters or documents referred to therein, are accurate in all material respects.

11. The statements in the Final Offering Memorandum under the caption “Certain U.S. Federal Income Tax Considerations,” insofar as they purport to summarize certain provisions of the statutes and regulations referred to therein, are accurate summaries in all material respects.

12. With your consent based solely on a certificate of an officer of the Company as to factual matters, the Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

The primary purpose of our professional engagement was not to establish or confirm factual matters or financial or quantitative information. Therefore, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Final Offering Memorandum (except to the extent expressly set forth in the numbered paragraph 10 of our opinion letter to you of even date), and have not made an independent check or verification thereof (except as aforesaid). However, in the course of acting as counsel to the Company in connection with the preparation by the Company of the Final Offering Memorandum, we reviewed the Final Offering Memorandum, and participated in conferences and telephone conversations with officers and other representatives of the Company, the independent public accountants for the Company, your representatives, and your counsel, during which conferences and conversations the contents of the Final Offering Memorandum and related matters were discussed. We also reviewed and relied upon certain corporate records and documents and oral and written statements of officers and other representatives of the Company and others as to the existence and consequence of certain factual and other matters.

Based on our participation, review and reliance as described above, we advise you that no facts came to our attention that caused us to believe that the Final Offering Memorandum, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that we express no belief with respect to the financial statements, schedules, or other financial data included or incorporated by reference in, or omitted from, the Final Offering Memorandum.

B-2

Exhibit C-1

FORM OF OPINION OF GENERAL COUNSEL FOR THE COMPANY

TO BE DELIVERED PURSUANT TO

SECTION 5(b)

1. The issuance and sale of the Securities by the Company pursuant to the Purchase Agreement will not result in the breach of or any default under any indentures, notes, loan agreements, mortgages, deeds of trust, security agreements and other written agreements and instruments creating, evidencing or securing indebtedness of the Company for borrowed money that are listed as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 or the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2004 (collectively, the “Material Agreements”).

2. To the best of my knowledge, the Company (i) is not in violation of its certificate of incorporation or bylaws, (ii) is not in default, and no event has occurred, which, with notice or lapse of time or both, would constitute a default, in the due performance or observance of any term, covenant or condition contained in any of the Material Agreements, and (iii) is not in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject and has obtained such licenses, permits, certificates, franchises or other governmental authorizations or permits necessary to the ownership of its property or to the conduct of its business, except, in the case of clauses (ii) and (iii), for those defaults, violations or failures which, either individually or in the aggregate, would not have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Company.

3. To the best of my knowledge, there are no legal or governmental proceedings involving the Company required to be described in the Final Offering Memorandum that are not described as required.

4. The statements in or incorporated by reference in the Final Offering Memorandum, insofar as such statements purport to describe or summarize applicable provisions of the Federal Food, Drug, and Cosmetic Act and the regulations promulgated thereunder, are accurate and complete in all material respects and fairly present the information set forth therein.

5. The Company has obtained such licenses, permits, approvals, and authorizations required by the FDA that are necessary for the conduct of the business of the Company as it is currently conducted and described in the Final Offering Memorandum and to my knowledge such authorizations are in effect.

6. I am not aware of any lawsuit or regulatory proceeding, pending or threatened, brought by or before the FDA, in which the Company is or would be the defendant or respondent, nor am I aware of any adverse judgment, decree or order currently in effect that has been issued by the FDA against the Company.

7. Nothing has come to my attention that causes me to believe that the Final Offering Memorandum, as of its date, contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or at the Closing Time, contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

C-1-1

Exhibit C-2

FORM OF OPINION OF COMPANY’S GENERAL COUNSEL

TO BE DELIVERED PURSUANT TO

SECTION 5(b)

1. I represent the Company in certain matters as its general counsel, which includes general oversight relating to intellectual property, including patents, trade secrets and certain trademark matters, related to the Company’s products under development as described in the Final Offering Memorandum and the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 12, 2004 (the “Annual Report”). The opinions I express below are subject to the following exceptions, qualifications, limitations, and assumptions:

a.	Whenever the expression “to my knowledge” or “I am not aware” or “I have no reason to believe” is used herein in connection with any matter, such phrases mean that during the course of my representation of the Company as its general counsel, no information or facts have come to my attention to indicate anything contrary to what is stated herein. I have not, however, unless otherwise specifically indicated, undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to my knowledge of the existence of such facts should be drawn from the fact of my representation of the Company in this or other instances.

b.	The opinions set forth below are based upon my being a member of the bar of the State of California and not being registered to practice before the United States Patent and Trademark Office and I make no representation as to the law of any jurisdiction other than the federal laws of the United States of America, the General Corporation Law of the State of Delaware and the laws of the State of California. In addition, my opinion is rendered solely for your benefit in connection with the noted transaction contemplated by you and the Company, and may not be disclosed or relied on by any other person or entity, or for any other purpose, without my prior written consent.

c.	I have not and do not participate directly in the preparation and prosecution of the Company Patents or the Company Applications as defined below and, consequently, I am relying on factual matters and representations made to me by the Company in the ordinary course of business as the Company’s general counsel.

Based upon and subject to the foregoing, I am of the opinion that:

2. I am familiar with the technology and products used by the Company in its business and the manner of its use and have read the portions of the Final Offering Memorandum and the entitled “Risk Factors – If we are unable to effectively protect our intellectual property, we may be unable to complete development of any products and we may be put at a competitive disadvantage; and if we are involved in an intellectual property rights dispute, we may not prevail and may be subject to significant liabilities or required to license rights from a third party, or cease one or more product programs.” and the portions of the Annual Report on Form 10-K for the fiscal year ended December 31, 2003 entitled “Business – Patents and Proprietary Technology” (collectively, the “Intellectual Property Discussion”).

C-2-1

3. To my knowledge, disclosures in the Intellectual Property Discussion relating to patent applications filed in the United States and outside the United States related to the Company’s technology and products (the “CVT Applications”) and issued and allowed patents related to the Company’s technology and products (the “CVT Patents”) and including those patent applications licensed to the Company (the “Licensed Applications”) and the patents licensed to the Company (the “Licensed Patents”), (the CVT Applications and the Licensed Applications are referred to collectively herein as the “Company Applications,” and the CVT Patents and the Licensed Patents are referred to collectively herein as the “Company Patents”), to the extent so disclosed, are accurate and fairly summarize the legal matters, documents and proceedings relating thereto.

4. I am not aware of any valid United States or foreign patent, that is or would be infringed by the activities of the Company in the manufacture, use or sale of any presently proposed product, the technologies employed by the Company or the method of their use in any presently proposed product, each as described in the Final Offering Memorandum and as such are related to the Company’s technology and products.

5. To my knowledge, the Company Applications have been reasonably prepared and filed, and are being reasonably pursued by the Company, and the inventions described in the Company Applications are owned by, assigned or licensed to the Company.

6. To my knowledge, other than the Licensed Applications and the Licensed Patents, no other entity or individual has any right or claim in any of the Company Patents, the Company Applications, or any patent to be issued therefrom, and each of the Company Applications discloses potentially patentable subject matter.

7. I am not aware of any pending or threatened claim, suit, judicial or governmental proceedings relating to the Company Patents or the Company Applications or the subject matter therein. I am not aware of any rights of third parties to any of the Company Patents or the Company Applications which could reasonably be expected to materially affect the ability of the Company to conduct its business as described in the Final Offering Memorandum, including the commercialization of its products currently under development.

8. I have no reason to believe that the information contained in the Intellectual Property Discussion, as of the date of the Final Offering Memorandum, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that, at the Closing Date, the information contained in the Intellectual Property Discussion contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

C-2-2

Exhibit D

LOCK-UP AGREEMENT

May 12, 2004

MERRILL LYNCH & CO.

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

c/o Merrill Lynch & Co.

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

4 World Financial Center

New York, New York 10080

Re:	CV Therapeutics, Inc. - Senior Subordinated Convertible Note Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representative of the Initial Purchasers, propose to enter into a Purchase Agreement (the “Purchase Agreement”) with CV Therapeutics, Inc., a Delaware corporation (the “Company”), providing for the offering (the “Offering”) by the Initial Purchasers to be named in Schedule A to the Purchase Agreement (the “Initial Purchasers”), of Senior Subordinated Convertible Notes due 2012 (the “Securities”) convertible into common stock, par value $.001 per share (the “Common Stock”) of the Company. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement.

In consideration of the Initial Purchasers’ agreement to purchase the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) on behalf of the Initial Purchasers, which shall not be unreasonably withheld, the undersigned will not, during the period ending 90 days after the date of the final offering memorandum relating to the Offering (the “Final Offering Memorandum”), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock (including, but not limited to, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) other than as a bona fide gift or bona fide gifts, provided, however, that the recipient of such bona fide gift or bona fide gifts shall execute a copy of and be bound by the terms of, this Agreement, or (2) enter into any swap, option, future, forward or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, including, but not limited to, any security convertible into or exercisable or exchangeable for Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. In addition, the undersigned agrees that, without the prior written consent of Merrill Lynch on behalf of the Initial Purchasers, which shall not be unreasonably withheld, it will not, during the period ending 90 days after the date of the Final Offering Memorandum, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

D-1

The foregoing paragraph shall not apply to the sale or other transfer of up to an aggregate of 300,000 shares of Common Stock held by executive officers and directors of the Company signing a lock-up agreement in connection with the Offering, the allocation of such shares among such executive officers and directors to be determined by the Company in its sole discretion.

In furtherance of the foregoing, the Company and any duly appointed transfer agent for the registration or transfer of the securities described herein are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement. The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Purchase Agreement (a) shall not have been entered into on or prior to May 31, 2004 or (b) (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, this Lock-Up Agreement shall terminate and be of no further force or effect, and the undersigned shall be released from all obligations under this Lock-Up Agreement. The undersigned understands that the Initial Purchasers propose to enter into the Purchase Agreement and to proceed with the Offering in reliance upon this Lock-Up Agreement.

D-2

THIS LOCK-UP AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Very truly yours,

By:
Name:
Title:

Accepted as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:
Authorized Signatory

D-3